                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        BENCHMARQ MICROELECTRONICS, INC.
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
                    ---------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)  Title of each class of securities to which transaction applies:

         _______________________________________________________________________
     2)  Aggregate number of securities to which transaction applies:

         _______________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_____________

     4)  Proposed maximum aggregate value of transaction:_______________________
     5)  Total fee paid:________________________________________________________
[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     1)   Amount Previously Paid:_______________________________________________
     2)   Form, Schedule or Registration Statement No.:_________________________
     3)   Filing Party:_________________________________________________________
     4)   Date Filed:___________________________________________________________

                       BENCHMARQ MICROELECTRONICS, INC.
                            17919 Waterview Parkway
                             Dallas, Texas  75252

                           -------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 16, 1997

                           -------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of BENCHMARQ Microelectronics, Inc. (the "Company") will be held at 9:30 a.m., local time, on Wednesday, April 16, 1997, at the Omni Richardson Hotel, 701 East Campbell Road, Richardson, Texas 75081, for the following purposes:

     1. To elect six members of the Company's Board of Directors, to hold office until the next annual meeting of stockholders and until their successors are elected and qualify.

     2. To approve certain amendments to the BENCHMARQ Microelectronics, Inc. 1995 Flexible Stock Option Plan.

     3. To consider and transact such other business as may properly be brought before the Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 3, 1997 will be entitled to vote at the Meeting. The share transfer books will not be closed.

                               By Order of the Board of Directors


                               /s/ Reginald B. McHone
                               Reginald B. McHone
                               Vice President, Finance and Administration, Chief Financial Officer and Corporate Secretary
Dallas, Texas
March 11, 1997

                             YOUR VOTE IS IMPORTANT

     To ensure that your interests will be represented at the Meeting, whether or not you plan to attend the Meeting, please complete, date, sign and mail the enclosed proxy promptly in the enclosed postage-paid envelope. Stockholders who attend the Meeting in person may revoke their proxies and vote in person if they so desire.

                       BENCHMARQ MICROELECTRONICS, INC.
                            17919 Waterview Parkway
                             Dallas, Texas  75252

                          -------------------------

                                PROXY STATEMENT

                          -------------------------

                        ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 16, 1997

                          -------------------------

     This Proxy Statement and the enclosed proxy are furnished to stockholders of BENCHMARQ Microelectronics, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company from holders of outstanding shares of common stock, $.001 par value per share (the "Common Stock"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held at 9:30 a.m., local time, on Wednesday, April 16, 1997, at the Omni Richardson Hotel, 701 East Campbell Road, Richardson, Texas 75081, and at any adjournment or postponement thereof. This Proxy Statement and the related form of proxy are first being sent to stockholders on or about March 11, 1997.

     If the enclosed proxy is properly executed and returned, and if a stockholder specifies a choice on the proxy, the Common Stock represented by the proxy will be voted (or withheld from voting) in accordance with such stockholder's specification. If the proxy is signed and returned but no specification is made, the proxy will be voted FOR the election of each of the nominees for director listed herein and FOR the proposal to ratify certain amendments to the BENCHMARQ Microelectronics, Inc. 1995 Flexible Stock Option Plan (Amended and Restated as of September 18, 1996) (the "1995 Option Plan").

     Stockholders voting by proxy with respect to the election of directors may vote "For" all nominees, may "Withhold Authority" to vote as to all nominees or "Withhold Authority" to vote as to specific nominees. With respect to each other proposal that comes before the stockholders at the Meeting, stockholders may vote "For" the proposal, may vote "Against" the proposal or may "Abstain" from voting with respect to the proposal.

     Any proxy executed and returned by a stockholder may be revoked by such stockholder, at any time prior to its being voted, by filing with the Secretary of the Company at its address set forth above a written notice of revocation or a duly executed proxy bearing a later date. Any proxy also may be revoked by the stockholder's attendance at the Meeting and voting in person. A notice of revocation need not be in any specific form.

     As of the date of this Proxy Statement, the Board of Directors of the Company knows of no business that will be presented for consideration at the Meeting other than the matters described in this Proxy Statement. If any other matters are properly brought before the Meeting, the persons named in the accompanying form of proxy will vote the proxies in accordance with their judgment.

                     RECORD DATE AND VOTING AT THE MEETING

     The Board of Directors has fixed the close of business on March 3, 1997 as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, the Meeting. At that date, there were outstanding 6,797,954 shares of Common Stock, the holders of which will be entitled to one vote per share of Common Stock on each matter submitted to the stockholders at the Meeting. No other voting securities of the Company were outstanding on March 3, 1997. Stockholders are not entitled to cumulate their votes in connection with the election of directors.

     The holders of a majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Meeting. If such quorum is not present or represented at the Meeting, the holders of a majority of the shares present or represented and entitled to vote at the Meeting may adjourn the Meeting from time to time without notice other than announcement at the Meeting until a quorum is present or represented. If a quorum is present or represented at the Meeting, the stockholders present or represented at the Meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum present.

     Abstentions and broker non-votes (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or chooses not to exercise discretionary voting authority with respect thereto) will be included in the determination of the number of shares of Common Stock present at the Meeting for quorum purposes. Because directors are elected by a plurality of the votes cast and the approval of the amendment to the 1995 Option Plan requires a majority of the votes cast, abstentions and broker non-votes will have no effect on the outcome of the election of directors or the proposal to approve certain amendments to the 1995 Option Plan.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock by (i) each director, (ii) the Company's Chief Executive Officer and the four other most highly paid executive officers of the Company, named in the Summary Compensation Table included elsewhere herein (collectively, the "Named Executive Officers"), (iii) all directors and executive officers of the Company as a group, and (iv) each person who is known by the Company to be a stockholder of the Company owning 5% or more of the Common Stock, in each case at February 28, 1997. Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person, except pursuant to applicable community property laws or as otherwise set forth in the notes to the table. In each case, the number of shares includes the beneficial ownership of Common Stock which the designated person has the right to acquire prior to May 2, 1997, including shares of Common Stock issuable upon exercise of options that are exercisable prior to May 2, 1997.

                                                                                      Percentage of
                                                           Number of Shares of         Outstanding
                                                              Common Stock              Shares of
      Name of Beneficial Owners                            Beneficially Owned       Common Stock/(1)/
      -------------------------                            -------------------      ------------------

Putnam Investments, Inc./(2)/ .........................          889,678/(3)/              13.1%
Driehaus Capital Management, Inc./(4)/.................          506,577                    7.5%
AIM Management Group, Inc./(5)/........................          465,000/(6)/               6.8%
Nicholas-Applegate Capital Management/(7)/ ............          352,500                    5.2%
Derrell C. Coker ......................................          127,805/(8)/               1.9%
William F. Davies, Jr. ................................           85,987/(9)/               1.3%
Reginald B. McHone ....................................           67,238/(10)/                *
Jimmie C. Vernon ......................................           53,487/(11)/                *
Wallace E. Matthews/(12)/ .............................           40,957/(13)/                *
L.J. Sevin/(14)/ ......................................          692,966/(15)/             10.2%
Harvey B. Cash ........................................           69,738/(16)/              1.0%
Dietrich Erdmann/(17)/ ................................          605,212                    8.9%
Jack S. Kilby .........................................            6,250/(18)/                *
Charles Phipps ........................................           37,003/(19)/                *
All executive officers and directors as a group
 (10 persons)..........................................        1,786,643/(20)/             25.4%

_______________________
*    Less than 1%

(1) Calculation of percentage beneficial ownership assumes the exercise by only the respective named stockholder of all rights to acquire shares of Common Stock which are exercisable prior to May 2, 1997, including, without limitation, upon exercise of options for the purchase of Common Stock held by such stockholder.

(2) Putnam Investments, Inc.'s address is One Post Office Square, Boston, Massachusetts 02109

(3) Putnam Investments, Inc. ("Putnam"), a wholly-owned subsidiary of Marsh & McLennon Companies, Inc., acting through its investment advisory management subsidiaries, Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC"), may be deemed to be the beneficial owner of 889,678 shares of Common Stock. Putnam shares dispositive power with respect to 889,678 shares of Common Stock with PIM and PAC and the funds they manage and shares voting power with respect to 67,600 shares of Common Stock with PAC and its institutional clients. PIM shares dispositive power with respect to 814,678 shares of Common Stock with the funds it manages including the Putnam OTC & Energy Growth Fund shares with respect to 497,400 shares and Putnam. No other single fund shares dispositive power with respect to more than five percent of the outstanding shares of Common Stock.

(4) Driehaus Capital Management, Inc.'s address is 25 East Erie Street, Chicago, Illinois 60611.

(5) AIM Management Group, Inc.'s address is 11 Greenway Plaza, Suite 1919, Houston, Texas 77046.

(6) AIM Management Group, Inc., acting through its wholly-owned subsidiary, AIM Advisors, Inc., may be deemed to be the beneficial owner of 465,000 shares of Common Stock. AIM Management Group, Inc., AIM Advisors, Inc., and two funds managed by AIM Advisors, Inc. share dispositive power and voting power with respect to 465,000 shares of Common Stock.

(7) Nicholas-Applegate Capital Management's address is 600 West Broadway, 29th Floor, San Diego, California 92101.

(8) Includes 15,050 shares issuable upon exercise of options exercisable prior to May 2, 1997.

(9) Includes 58,487 shares issuable upon exercise of options exercisable prior to May 2, 1997.

(10) Includes 63,237 shares issuable upon exercise of options exercisable prior to May 2, 1997.

(11) Includes 48,487 shares issuable upon exercise of options exercisable prior to May 2, 1997.

(12) Effective January 1997, Mr. Mathews resigned his duties and responsibilities as Vice President, Technology in order to focus his efforts on design engineering as the Company's Chief Design Engineer.

(13) Includes 40,957 shares issuable upon exercise of options exercisable prior to May 2, 1997.

(14) Mr. Sevin's address is Two Galleria Tower, 13455 Noel Road, Suite 1670, LB 5, Dallas, Texas 75240

(15) Includes 60,639 shares held of record by the L.J. Sevin Benevolent Fund.
     As the trustee of the L.J. Sevin Benevolent Fund, Mr. Sevin may be deemed a beneficial owner of the shares owned by the L.J. Sevin Benevolent Fund.
     Mr. Sevin disclaims beneficial interest in such shares.

(16) Includes 18,738 shares held of record by the Mary Berryman Cash 1992 Grandchildren's Trust. Mr. Cash disclaims beneficial ownership of the shares of Common Stock held of record by the Mary Berryman Cash 1992 Grandchildren's Trust.

(17) Mr. Erdmann's address is Two Galleria Tower, 13455 Noel Road, Suite 1670, LB 5, Dallas, Texas 75240

(18) Includes 6,250 shares issuable upon exercise of options exercisable prior to May 2, 1997.

(19) Includes 1,125 shares held of record in a trust for Mr. Phipps' dependent son, of which Mr. Phipps' wife is the trustee.

(20) Includes the shares referred to in notes 8-11, 13, 15, 16, 18 and 19 above.

                        INFORMATION REGARDING DIRECTORS

     For biographical information regarding the members of the Board of Directors, see "Proposal One: Election of Directors."

Board Committees

     The Board of Directors has a Compensation Committee and an Audit Committee. The Board of Directors does not have a nominating committee. The Compensation Committee, which is comprised of Messrs. Sevin, Cash and Kilby, administers the Company's 401(k) defined contribution plan, the BENCHMARQ Microelectronics, Inc. 1989 Stock Option Plan (Amended and Restated as of September 18, 1996) (the "1989 Option Plan"), the 1995 Option Plan (together with the 1989 Option Plan, the "Option Plans"), the BENCHMARQ Microelectronics, Inc. Profit Sharing Program (the "Profit Sharing Program") and 1995 BENCHMARQ Microelectronics, Inc. Bonus Plan (the "1995 Bonus Plan") and deals with all matters concerning executive compensation. The Audit Committee, which is comprised of Messrs. Sevin, Cash and Kilby, approves the Company's independent auditors, reviews the results and scope of annual audits and other accounting related services, and reviews and evaluates the Company's internal audit and control functions. These committees were established in the second quarter of 1995.

Meetings of the Board and Committees

     During 1996, there were 10 meetings of the Board of Directors. There were two meetings of the Audit Committee. The Compensation Committee took action by written consent during 1996. No director attended, in person or by phone, less than 75% of all meetings of the Board of Directors and the committees on which such director served during 1996, except that Mr. Erdmann attended 40% of such meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely upon a review of Forms 3 and 4 and amendments thereto, if any, furnished to the Company during the year ended December 31, 1996, with respect to such year and representations made by certain of the Company's officers, directors and/or stockholders, no person failed to file on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except Messrs. Coker, McHone, Davies, Vernon and Matthews failed to file a Form 5 until March 7, 1997.

Family Relationships

     There are no family relationships among the directors, nominees for election as directors or executive officers or persons chosen to become executive officers of the Company.

                             EXECUTIVE COMPENSATION

          The following table sets forth certain information with respect to annual and long-term compensation earned for services rendered to the Company in all capacities for the years ended December 31, 1996, 1995 and 1994 paid to the Company's Chief Executive Officer and to each of the Named Executive Officers:



                           SUMMARY COMPENSATION TABLE

                                                                                                           Long Term
                                                                                                         Compensation
                                                                      Annual Compensation                   Awards
                                                     --------------------------------------------------  ------------

                                                                                                           Shares of
                                                                                                            Common
                                                                                         Other               Stock
                                                                                         Annual            Underlying
Name and Principal Position                 Year     Salary/(1)/    Bonus/(1)(2)/  Compensation/(3)(4)/     Options
---------------------------                 ----     -----------    -------------  --------------------     -------

Derrell C. Coker..........................  1996       $159,305        $50,812            $4,282             22,000
President and Chief Executive Officer       1995       $138,564        $12,000                --             12,500
                                            1994       $122,191        $30,126                --             31,250

Reginald B. McHone........................  1996       $142,262        $44,770            $3,428             16,500
Vice President, Finance and                 1995       $127,048        $12,000                --             12,500
Administration, Chief Financial Officer     1994       $110,986        $30,117                --             31,250
and Corporate Secretary


William F. Davies, Jr.....................  1996       $137,379        $46,914            $3,404             17,000
Vice President, Manufacturing               1995       $117,026        $12,000                --             12,500
Operations                                  1994       $101,241        $30,106                --             31,250


Jimmie C. Vernon..........................  1996       $135,053        $42,997            $3,735             17,000
Vice President, Sales                       1995       $117,627        $12,000                --             12,500
                                            1994       $101,821        $30,101                --             31,250

Wallace E. Matthews.......................  1996       $128,006        $44,998            $2,800             17,000
Vice President, Technology                  1995       $108,942        $12,000                --             25,000
                                            1994       $ 94,205        $25,091                --             18,750
---------------

(1) Amounts shown include cash compensation earned but deferred pursuant to the Company's 401(k) defined contribution plan.

(2) Amounts shown with respect to 1996 include cash compensation earned and paid in the indicated fiscal year and with respect to each fiscal year cash compensation earned in the indicated fiscal year but not received until the subsequent fiscal year.

(3) Amounts shown include cash compensation relating to the reimbursement of travel expenses for family members to accompany Messrs. Coker, McHone, Davies and Vernon to an out-of-town meeting of the Board of Directors.

(4) Amounts shown include cash compensation to provide discretionary funds for personal activities including but not limited to legal and tax counseling and personal health maintenance.

Option and Bonus Plans

          1989 Option Plan

          In April 1989 the Board of Directors of the Company adopted the 1989 Option Plan, which was approved by the Company's stockholders in April 1989. Under the 1989 Option Plan, the Company may grant options to purchase up to 1,176,188 shares of Common Stock (as adjusted for the one-for-four reverse stock split which took place on July 6, 1995), subject to adjustment for stock splits, stock dividends and similar events. The 1989 Option Plan provides for the issuance of both incentive stock options ("ISOs") to employees and nonqualified stock options ("NQSOs") to employees (including directors who are employees) and consultants (including directors who are not employees) of the Company or a parent or subsidiary of the Company.

          Shares Available for Options. As of February 28, 1997, a total of 779,636 shares of Common Stock, subject to adjustment for stock splits, stock dividends and similar events, may be purchased pursuant to options granted under the 1989 Option Plan. If an option expires or becomes unexercisable for any reason without having been exercised in full, the unpurchased shares which were subject to such option will again become available for future option grants under the plan. As of February 28, 1997, 52,253 shares of Common Stock with a market value of $927,491 (based on the February 28, 1997 closing sales price of $17.75 per share) remained available for future option grants under the 1989 Option Plan.

          Options. The Compensation Committee has the authority under the 1989 Option Plan to determine the terms of options granted under the 1989 Option Plan, including, among other things, the individuals who shall receive options, whether an ISO or NQSO will be granted and the number of shares of Common Stock subject to each option. No option may be granted under the 1989 Option Plan after April 26, 1999.

          The exercise price and term of each option are fixed by the Compensation Committee, provided, however, that the term of an option shall not exceed ten years and provided further that in the case of an ISO the exercise price must be at least equal to the fair market value of the shares of Common Stock on the date of grant and the term cannot exceed 10 years, unless granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (within the meaning of Section 424 of the Internal Revenue Code of 1986, as amended (the "Code")), in which event the exercise price must be at least 110% of the fair market value on the date of grant and the term cannot exceed five years. With respect to any individual, the aggregate market price (determined at the time the option is granted) of Common Stock with respect to which ISOs may be granted under the 1989 Option Plan, or any other plan of the Company or any subsidiary, which ISOs are exercisable for the first time during any calendar year may not exceed $100,000, or such option is to be treated as a NQSO. An optionee may elect to pay for the Common Stock to be received upon exercise of options in cash, or by check or promissory note, or if authorized by the Compensation Committee, in shares of Common Stock or any combination of the foregoing.

          Vesting and Exercisability. If the holder of an option ceases to be an employee of the Company for any reason other than death or disability, such individual may, subject to the prior expiration of the term of such option, exercise any option exercisable at the date of termination within 30 days after such termination. In the event an employee's employment terminates by reason of his permanent and total disability, such individual may, subject to the prior expiration of the term of such option, exercise any option exercisable at the date of termination within 12 months after the date of termination. Upon the death of an employee, the employee's estate or a person acquiring the right to exercise the option by bequest or inheritance may, subject to the prior expiration of the term of such option, exercise any option exercisable at the date of death within 12 months after the date of death. If a holder of an option dies within 30 days after termination of his employment, such individual's estate or a person acquiring the right to exercise the option by bequest or inheritance may, subject to the prior expiration of the term of such option, exercise any option exercisable at the date of death within three months after the date of death. Options not exercised within the time periods set forth above shall terminate. Options granted under the 1989 Option Plan to consultants may contain such terms and conditions with respect to death, disability and termination of the consulting relationship as the Compensation Committee deems necessary or appropriate.

          Administration. The 1989 Option Plan states that it will be administered by the Board of Directors or a committee of not less than three Board members appointed by the Board of Directors. Currently the 1989 Option Plan is administered by the Compensation Committee.

          Change in Control. In the event of a recapitalization (other than a stock split, stock dividend or certain other similar transactions), a merger, consolidation or conversion involving the Company or any exchange of shares involving Common Stock, pursuant to which the persons who were holders of the Common Stock immediately prior to such transaction receive securities or other property as a result of such sale or merger or do not continue to hold solely shares of Common Stock, the 1989 Option Plan provides that the terms and conditions of the option will be modified as described in this paragraph. If the entity or persons which issues securities or other property to the stockholder of the Company in connection with such a merger or sale assumes the options outstanding under the 1989 Option Plan without modification or amendment (other than Permitted Modifications, as defined in the 1989 Option Plan) such options will remain outstanding and continue in full force and effect, subject to the Permitted Modifications. However, if such acquirer does not assume the options outstanding under the 1989 Option Plan without modification (other than Permitted Modifications) all vesting restrictions (including performance based restrictions) will accelerate and the holders of such options will be entitled to exercise such options (with certain exceptions) within 10 days preceding the consummation of such sale or merger. Further, upon certain other events which result in a "Change of Control" of the Company (which is defined in the 1989 Option Plan), all options that have not previously been terminated, exercised or cancelled become fully vested and immediately exercisable.

          Amendment. The 1989 Option Plan may be amended or terminated by the Board of Directors at any time; provided, however, that the approval of the holders of a majority of the outstanding shares of the Company entitled to vote is required for any change in the aggregate number of shares which may be optioned and sold under the 1989 Option Plan, any change in the designation of the class of employees entitled to be granted ISOs, or any change that would materially increase the benefits accruing to participants under the 1989 Option Plan. An amendment that would have a material effect on the rights of a participant under an outstanding option will not be valid with respect to such option without the participant's consent. Finally, the stockholders of the Company must approve any amendment to the extent required for compliance with Rule 16b-3 (herein so called) promulgated under the Securities Exchange Act of 1934, as amended, Section 423 of the Code, or any other applicable law or regulation.

          Benefits to Certain Persons Under the 1989 Option Plan. The individuals who will receive future grants of options under the 1989 Option Plan will be selected by the Compensation Committee and are not presently determinable.

     Options Granted Under the 1989 Option Plan. The following table sets forth certain information with respect to options awarded to the specified persons and groups under the 1989 Option Plan through February 28, 1997:

                                                Number of
                Name and                        Shares of
            Principal Position                 Common Stock     Grant Dates     Exercise Prices     Expiration Dates
            ------------------                 ------------     -----------     ---------------     ----------------

Derrell C. Coker...........................        31,250     January 19, 1994   $1.00 to $4.60     January 19, 2004
 President and Chief Executive Officer                               to                                    to
                                                              August 22, 1994                       August 22, 2004

Reginald B. McHone.........................        87,500     October 2, 1989    $0.20 to $4.60     October 2, 1999
 Vice President, Finance and                                         to                                    to
 Administration, Chief Financial Officer                      August 22, 1994                       August 22, 2004
 and Corporate Secretary

William F. Davies, Jr......................        93,750       May 1, 1989      $0.20 to $4.60       May 1, 1999
 Vice President, Manufacturing Operations                            to                                    to
                                                              August 22,1994                        August 22, 2004

Jimmie C. Vernon...........................        68,750      April 29, 1991    $0.32 to $4.60      April 29, 2001
 Vice President, Sales                                               to                                    to
                                                              August 22, 1994                       August 22, 2004

Wallace E. Matthews........................        47,500      April 9, 1990     $0.28 to $4.60      April 9, 2000
 Vice President, Technology                                          to                                    to
                                                              August 22, 1994                       August 22, 2004

All current executive officers as a group..       328,750       May 1, 1989      $0.20 to $4.60       May 1, 1999
 (5 persons)                                                         to                                    to
                                                              August 22, 1994                       August 22, 2004

L. J. Sevin................................            --            --                --                  --
 Director

Harvey B. Cash.............................            --            --                --                  --
 Director

Dietrich Erdmann...........................            --            --                --                  --
 Director

Jack Kilby.................................         6,250      April 1, 1993          $.40           April 1, 2003
 Director

Charles H. Phipps..........................            --            --                --                  --
 Director

All current directors who are not executive
officers as a group........................         6,250      April 1, 1993          $.40           April 1, 2003
 (5 persons)

All Employees (including all current
officers who are not executive officers) as
a group....................................       788,935      April 26, 1989    $0.20 to $21.625    April 26, 1999
 (221 persons)                                                       to                                    to
                                                              February 5, 1997                      February 5, 2007

     The closing sales price of the Common Stock as of February 28, 1997 was $17.75 per share, as reported on the Nasdaq National Market of The Nasdaq Stock Market, Inc.

     Certain Federal Income Tax Matters. For a discussion of the Federal income tax consequences with regard to the grant and exercise of ISOs and NQSOs, see "Proposal Two: Approval of Certain Amendments to the 1995 Option Plan -- Certain Federal Income Tax Matters."

     1995 Option Plan

     In June 1995 the Board of Directors adopted the 1995 Option Plan, which was approved by the Company's stockholders in June 1995. The purpose of the 1995 Option Plan is to strengthen the Company by providing a means of retaining and attracting competent personnel by extending added long-term incentives for high levels of performance and for unusual efforts designed to improve the financial performance of the Company.

     Shares Available for Options. As of February 28, 1997, a total of 497,576 shares of Common Stock, subject to adjustment for stock splits, stock dividends and similar events, may be purchased pursuant to options granted under the 1995 Option Plan. If an option expires or becomes unexercisable for any reason without having been exercised in full, the unpurchased shares which were subject to such option will again become available for future option grants under the plan. As of February 28, 1997, options to purchase 11,800 shares of Common Stock with a market value of $209,450 (based on the February 28, 1997 closing sales price of $17.75 per share) remained available for future grants under the 1995 Option Plan. The Board of Directors has amended and restated the 1995 Option Plan, subject to stockholder approval, to increase the total number of shares of Common Stock reserved for issuance by 750,000 shares from 500,000 to 1,250,000 shares. See "Proposal Two: Approval of Amendments to 1995 Option Plan."

     Options. The 1995 Option Plan provides for the issuance of both ISOs and NQSOs to officers, employees and directors (who are employees) and consultants of the Company or a parent or subsidiary of the Company. Consultants engaged by the Company or a parent or subsidiary thereof to render consulting services and compensated for such services, and any director (who is not an employee) of the Company, may be granted NQSOs under the 1995 Option Plan. The Compensation Committee has the authority under the 1995 Option Plan to determine the terms of options granted under the plan, including, among other things, the individuals who shall receive options, whether an ISO or NQSO will be granted and the number of shares of Common Stock subject to each option. No option may be granted under the 1995 Option Plan after June 30, 2005.

     The exercise price and term of each option are fixed by the Compensation Committee, provided, however, that the term of an option shall not exceed ten years and provided further that in the case of an ISO the exercise price must be at least equal to the fair market value of the shares of Common Stock on the date of grant and if granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (within the meaning of Section 424 of the Code), the exercise price must be at least 110% of the fair market value on the date of grant and the term cannot exceed five years. With respect to any individual, the aggregate market price (determined at the time the option is granted) of Common Stock with respect to which ISOs may be granted under the 1995 Option Plan, or any other plan of the Company or any subsidiary, which ISOs are exercisable for the first time during any calendar year, may not exceed $100,000. An optionee may pay for the Common Stock to be received upon exercise of his options in cash, or if the related option agreement so provides, shares of Common Stock or any combination of the foregoing.

     Vesting and Exercisability. If the employment or other service of the holder of an option ceases for any reason other than death or disability, such individual may exercise any option exercisable at the date of termination within 30 days after such termination or until its expiration date, whichever is the shorter period. In the event an optionholder's employment or other service terminates by reason of his disability, such individual may exercise any option exercisable at the date of termination within 12 months after the date of termination or until its expiration date, whichever is the shorter period. Upon the death of an optionholder, the optionholder's estate or a person acquiring the right to exercise the option by bequest or inheritance may exercise any option exercisable at the date of death within 12 months after the date of death or until its expiration date, whichever is the shorter period. If a holder of an option dies within 30 days after termination of his employment or other service, such individual's estate or a person acquiring the right to exercise the option by bequest or inheritance may exercise any option exercisable at the date of death within three months after the date of death or until its expiration date, whichever is the shorter period. Options not exercised within the time periods set forth above shall terminate.

     Administration. The 1995 Option Plan states that it will be administered by the compensation committee established by the Board of Directors which must be comprised of two or more non-employee directors.

     Change in Control. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation (a "Corporate Transaction"), pursuant to which the persons who were holders of the Common Stock immediately prior to such sale or merger receive securities or other property as a result of such sale or merger or do not continue to hold solely shares of Common Stock, the 1995 Option Plan provides that the terms and conditions of the option will be modified as described in this paragraph. If the entity or persons which issues securities or other property to the stockholder of the Company in connection with such a merger or sale assumes the options outstanding under the 1995 Option Plan without modification or amendment (other than Permitted Modifications, as defined in the 1995 Option Plan) such options will remain outstanding and continue in full force and effect, subject to the Permitted Modifications. However, if such acquirer does not assume the options outstanding under the 1995 Option Plan without modification (other than Permitted Modifications) all vesting restrictions (including performance based restrictions) will accelerate and the holders of such options will be entitled to exercise such options (with certain exceptions) within 10 days preceding the consummation of such sale or merger. Further, upon the consummation of a Corporate Transaction, which results in a "Change of Control" (as defined in the 1995 Option Plan), all vesting restriction applicable to the options are to accelerate and the holders of such options may exercise such options without regard to such vesting restrictions.

     Amendment. The 1995 Option Plan may be amended or terminated by the Board of Directors at any time; provided, that the Board of Directors may not amend any provision of the 1995 Option Plan relating to the amount and price of Common Stock subject to the options granted thereunder or the timing of grants thereunder more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder, and provided further, that the approval of the Company's stockholders is required for any change in the aggregate number of shares which may be optioned and sold under the 1995 Option Plan, any change in the minimum option price, any increase in the maximum terms of options granted under the 1995 Option Plan, any material modification of the requirements as to eligibility for participation in the 1995 Option Plan, the removal of administration of the 1995 Option Plan from the Compensation Committee or any change that would materially increase the benefits accruing to holders of options under the 1995 Option Plan. An amendment that would have a material effect on the rights of a participant under an outstanding option will not be valid with respect to such option without the participant's consent. Finally, the stockholders of the Company must approve any amendment to the extent required for compliance with Rule 16b-3, Section 423 of the Code, or any other applicable law or regulation.

     Benefits to Certain Persons Under the 1995 Option Plan. The individuals who will receive future grants of options under the 1995 Option Plan will be selected by the Compensation Committee and are not presently determinable.

     Options Granted Under the 1995 Option Plan. The following table sets forth certain information with respect to options awarded to the specified persons and groups under the 1995 Option Plan through February 28, 1997:

         Name and                                Number
    Principal Position                         of Shares          Grant Date         Exercise Price      Expiration Date
    ------------------                         ---------          ----------         --------------      ---------------
Derrell C. Coker.............................   34,500        September 19, 1995     $7.63 to $8.60    September 19, 2005
 President and Chief Executive Officer                                 to                                      to
                                                                  July 16, 1996                            July 16, 2006

Reginald B. McHone...........................   29,000        September 19, 1995     $7.63 to $8.60    September 19, 2005
 Vice President, Finance and Administration,                           to                                      to
 Chief Financial Officer and Corporate                            July 16, 1996                            July 16, 2006
 Secretary

William F. Davies, Jr........................   29,500        September 19, 1995     $7.63 to $8.60    September 19, 2005
 Vice President, Manufacturing Operations                              to                                      to
                                                                  July 16, 1996                            July 16, 2006

Jimmie C. Vernon.............................   29,500        September 19, 1995     $7.63 to $8.60    September 19, 2005
 Vice President, Sales                                                 to                                      to
                                                                  July 16, 1996                            July 16, 2006

Wallace E. Matthews..........................   42,000        September 19, 1995     $7.63 to $8.60    September 19, 2005
 Vice President, Technology                                            to                                      to
                                                                  July 16, 1996                            July 16, 2006

All current executive officers as a group....  164,500        September 19, 1995     $7.63 to $8.60    September 19, 2005
 (5 persons)                                                           to                                      to
                                                                  July 16, 1996                            July 16, 2006

L. J. Sevin..................................       --                 --                  --                  --
 Director

Harvey B. Cash...............................       --                 --                  --                  --
 Director

Dietrich Erdmann.............................       --                 --                  --                  --
 Director

Jack Kilby...................................       --                 --                  --                  --
 Director

Charles H. Phipps............................       --                 --                  --                  --
 Director

All current directors who are not executive
officers as a group..........................       --                 --                  --                  --
 (5 persons)

All Employees (including current officers who
are not executive officers) as a group.......  323,700        September 19, 1995     $7.63 to $8.60    September 19, 2005
 (119 persons)                                                         to                                      to
                                                                  July 16, 1996                            July 16, 2006

     The closing sales price of the Common Stock as of February 28, 1997 was $17.75 per share, as reported on the Nasdaq National Market of The Nasdaq Stock Market, Inc.


     Certain Federal Income Tax Matters. For a discussion of the Federal income tax consequences with regard to the grant and exercise of ISOs and NQSOs, see "Proposal Two: Approval of Certain Amendments to the 1995 Option Plan -- Certain Federal Income Tax Matters."

     1995 Bonus Plan

     In July 1995 the Board of Directors of the Company adopted the 1995 Bonus Plan. The 1995 Bonus Plan is applicable to the Company's executive officers and certain other key employees and consists of three components: (i) annual salary increases consistent with industry practices; (ii) cash bonuses for performance by the Company and the specific area of responsibility; and (iii) stock option incentives rewarding long term Company performance.

     Profit Sharing Program

     In June 1995 the Board of Directors of the Company approved the Profit Sharing Program, which provides for payment of quarterly profit sharing bonuses to all eligible employees for fiscal quarters in which the Company achieves a goal of 12% of pre-tax return on sales ("ROS") (before cash bonuses, profit sharing, and the 401(k) Plan (as hereinafter defined) matching contributions) and for discretionary annual matching contributions to participants in the Company's 401(k) defined contribution savings plan (the "401(k) Plan").

     Option Grants in Last Fiscal Year

     The following table sets forth as to the Chief Executive Officer and each of the other Named Executive Officers certain information with respect to options to purchase shares of Common Stock granted during the fiscal year ended December 31, 1996:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          Potential realizable value
                           Number of                                                      at assumed annual rates of
                           securities   Percent of total                                   stock price appreciation
                          underlying     options granted      Exercise                       for option term/(4)/
                            options      to employees in       price        Expiration    --------------------------
Name                      granted/(1)/     fiscal year     per share/(2)/    date/(3)/          5%        10%
----                      ------------  ----------------   --------------  -------------     --------   --------
Derrell C. Coker........     22,000           5.8%             $7.63       July 16, 2006     $105,566   $267,526

Reginald B. McHone......     16,500           4.3%             $7.63       July 16, 2006     $ 79,175   $200,644

William F. Davies, Jr...     17,000           4.5%             $7.63       July 16, 2006     $ 81,574   $206,724

Jimmie C. Vernon........     17,000           4.5%             $7.63       July 16, 2006     $ 81,574   $206,724

Wallace E. Matthews.....     17,000           4.5%             $7.63       July 16, 2006     $ 81,574   $206,724

---------------
(1) Options are exercisable beginning one year after the date of grant, with 25% of the shares covered thereby becoming exercisable on the first anniversary of the grant date. An additional 2.08% of such shares become exercisable each month thereafter until the earlier of (i) the date such option is fully vested or (ii) the date such option terminates.

(2) The exercise price per share was equal to the closing sales price per share on the date of grant, as reported on the Nasdaq National Market of The Nasdaq Stock Market, Inc.

(3) Options were granted for a term of 10 years, subject to earlier termination.

(4) Disclosure of the 5% and 10% assumed rates of appreciation are mandated by the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of the Common Stock. The Common Stock's closing sales price of $7.63 on the date of grant (July 16, 1996) as reported by the Nasdaq National Market of The Nasdaq Stock Market, Inc. was used as the base price for these calculations.

     Fiscal Year End Option Values

     The following table sets forth as to the Chief Executive Officer and each of the other Named Executive Officers certain information concerning option holdings under the Option Plans:

                         FISCAL YEAR-END OPTION VALUES


                                                                     Number of securities              Value of unexercised
                             Shares                             underlying unexercised options         in-the-money options
                          Acquired on                                 at fiscal year-end              at fiscal year-end/(1)/
                                                              ---------------------------------   -------------------------------
Name                      Exercise (#)    Value Realized ($)     (Exercisable/Unexercisable)        (Exercisable/Unexercisable)
----                      ------------    ------------------  ---------------------------------   -------------------------------

Derrell C. Coker........      8,750           $  91,875                 11,926/45,074                 $      192,308/$683,207
Reginald B. McHone......     10,000           $ 142,700                 62,863/43,637                 $    1,258,261/$692,831
William F. Davies, Jr...     25,000           $ 175,625                 54,113/44,137                 $    1,073,430/$699,704
Jimmie C. Vernon........     10,000           $  65,600                 44,113/44,137                 $      862,880/$699,704
Wallace E. Matthews.....      7,500           $ 104,275                 36,957/45,043                 $      693,377/$661,313

---------------
(1) Values are based on the December 31, 1996 closing sales price as reported on the Nasdaq National Market of The Nasdaq Stock Market, Inc. of $21.375 per share, less the per share exercise price.

Employment Agreements

     There are no employment agreements between the Company and any of the Named Executive Officers.

     Under the 1989 Option Plan and 1995 Option Plan, the vesting of options granted thereunder, including those granted to the Named Executive Officers may accelerate in connection with certain transactions. See "1989 Option Plan" and "1995 Option Plan."

Compensation of Directors

     Directors are not reimbursed for expenses incurred in connection with their attendance at Board and committee meetings, except they may be reimbursed for expenses incurred in connection with travel to Board and committee meetings. Directors are not compensated by the Company for their service as Board members or for committee participation. However, Mr. Kilby received an option to acquire 6,250 shares when he was elected to the Board in 1993. Directors are reimbursed for expenses incurred in connection with special assignments for the Company.

Compensation Committee Report on Executive Compensation

     The Compensation Committee (the "Committee") of the Board of Directors was formed in May 1995 and is composed entirely of non-employee Directors. Prior to the formation of the Committee, decisions with respect to executive compensation were made by the full Board of Directors.

     The Committee is charged with the responsibility for administering and interpreting officer and director compensation programs, although the full Board of Directors may be consulted on matters of executive compensation. The Committee's principle objectives are:

     .    to attract and retain qualified officers;
     . to ensure that the Company's officers and key employees are fairly compensated relative to industry practices;
     .    to reward the achievement of assigned objectives;

     . to encourage long-term contribution and sustained equity ownership by officers and key employees; and
     . to correlate to a meaningful degree overall compensation with financial returns to the Company's stockholders.

     The 1995 Bonus Plan and the Profit Sharing Program provide the major components of executive compensation.

     The 1995 Bonus Plan. The 1995 Bonus Plan is applicable to the Company's executive officers and certain other key employees and consists of three components: (i) annual salary increases consistent with industry practices; (ii) cash bonuses for performance by the Company and the specific area of responsibility; and (iii) stock option incentives rewarding long term Company performance. Salaries are reviewed at least annually and are determined by the Committee using whatever resources it deems advisable, including external sources and personal experience, to confirm industry salary practices. In addition, the Committee considers the performance of each individual, his compensation history, his level of responsibility within the Company and his individual talents. Mr. Derrell Coker, President and Chief Executive Officer of the Company (the "CEO"), makes recommendations to the Committee regarding the salaries of the Company Officers. Effective June 1, 1996, the base salary rate increase for the Named Executive Officers averaged 8.5% from their prior salary. Effective October 1, 1996, the Committee increased the base salary of four of the five Named Executive Officers. These adjustments were made to bring the compensation for certain positions into line with competitive industry practices, as determined by the Committee. The rate increases averaged 10.9% from the increase in June 1996.

     Pursuant to the 1995 Bonus Plan, stock options may be granted to officers and other employees in compliance with the terms of the 1989 Option Plan and the 1995 Option Plan. Stock option grants are generally made in an effort to ensure the long-term contribution of officers and key employees. Individual awards generally reflect the judgment of the Board of Directors or the Committee, as then applicable, with respect to the grantee's relative contribution to the Company's effort to improve the Company's financial performance. In 1996 the CEO made recommendations to the Committee, regarding stock option grants. The Board of Directors has been responsible for determining stock option awards made to the CEO. In fiscal 1996, stock options were granted to all Named Executive Officers.

     Pursuant to the 1995 Bonus Plan, the Committee is responsible for the establishment of specific target performance objectives for officers of the Company. These objectives are intended to be integral to the achievement of the annual financial and operating plan. In years when assigned objectives are met or exceeded the Committee intends to recognize this achievement with substantial bonus awards. In 1996 the CEO made recommendations to the Committee regarding target performance objectives and percentages of salaries eligible for bonus payments to individual officers. Bonuses awarded to the CEO were determined by the Committee. In 1996, the Company exceeded all of the performance goals established by the Committee. The cash bonuses accrued in 1996 for the Named Executive Officers averaged $39,440.

     The Profit Sharing Program. The Profit Sharing Program is intended to provide incentives and rewards to all eligible employees of the Company for excellent financial performance by the Company. Effective for the quarter ending June 30, 1996, the Committee amended the 1995 Profit Sharing Program to restate the minimum pre-tax ROS (before cash bonuses, profit sharing, and 401(k) matching contributions) required to accrue and pay quarterly profit sharing from 15% to 12%. Consequently, the Company met or exceeded this minimum pre-tax ROS in each of the last three quarters of 1996. Profit Sharing bonuses accrued in 1996 for the five Named Executive Officers averaged $5,658. Additionally, each of the Named Executive Officers received $1,000 in 401(k) Plan matching contributions.

CEO Performance Evaluation

     Effective June 1, 1996, the CEO's base salary rate was increased 7.5% from $147,813 per year to $158,899 per year. In 1996 the Committee also granted the CEO stock options to purchase 22,000 shares of the Company's Common Stock. Additionally, effective October 1, 1996, the Committee increased the CEO's base salary a further 12.7% to $179,000 to raise the CEO's salary to a level the Committee deemed to be commensurate with the CEO position at comparable publicly owned companies. In determining the amount of increases and the number of stock options, the Committee considered the CEO's performance, his compensation history and other subjective factors. The Committee believes that the CEO's 1996 cash compensation and stock option grant were justified by the Company's financial progress and performance against the goals set by the Committee.

     The foregoing report is given by the following members of the Committee:

                                   L.J. Sevin
                                 Harvey B. Cash
                                   Jack Kilby

Performance Graph

     The following graph shows a comparison of cumulative total returns for the Company, The Nasdaq Stock Market Index and The Nasdaq Electronic Components Stocks Index from December 1, 1995, the date the Common Stock was first quoted on the Nasdaq National Market of The Nasdaq Stock Market, Inc., through December 31, 1996, the last trading day of 1996. The closing price of the Common Stock on December 1, 1995 of $8.50 was used as the base price for the investment in the Company. The stock price performance graph assumes an investment of $100 in the Company and the two indexes on December 1, 1995, and assumes the full reinvestment of dividends.


                           [LINE GRAPH APPEARS HERE]



                        BENCHMARQ Microelectronics, Inc.
                            Stock Price Performance


                                             12/1/95    12/31/95      12/31/96
                                             -------    --------      --------

BENCHMARQ Microelectronics, Inc.              100.00       95.59        251.47
Nasdaq Electronic Components Stock Index      100.00       91.42        158.03
Nasdaq Stock Market Index                     100.00       99.84        122.82

                              CERTAIN TRANSACTIONS


     In December 1992, the Company issued Subordinated Notes (herein so called) in the aggregate principal amount of $2,000,000 to affiliates of L.J. Sevin and Harvey B. Cash. Borrowings of $1,000,000 and $1,000,000 were made under the Subordinated Notes in 1992 and 1993, respectively. As partial consideration for obtaining such lending commitments, the Company granted such affiliates warrants ("Series E Warrants") to purchase an aggregate of 480,000 shares of its Convertible Preferred Stock, Series E. As of the date of the Company's initial public offering, the rights to purchase 360,000 shares of Convertible Preferred Stock, Series E, were vested. Simultaneously with the consummation of the Company's initial public offering, the vested portion of the Series E Warrants was converted into warrants to purchase an aggregate of 90,000 shares of Common Stock, exercisable at $4.00 per share. The Company used a portion of the net proceeds from its initial public offering to retire the Subordinated Notes in 1995 prior to their maturity. As a result of the prepayment, the remaining Series E Warrants did not vest. All of the Series E Warrants were exercised in 1996.

     In connection with the establishment of the Company's equipment lease line of credit with The First National Bank of Boston, L.J. Sevin provided a personal guaranty of repayment up to a maximum of $187,500 plus certain interest and costs. In connection with this guaranty, the Company issued to Mr. Sevin a warrant (the "Series D Warrant"), exercisable at $.90 per share, to purchase 22,500 shares of its Convertible Preferred Stock, Series D. Simultaneously with the consummation of the Company's initial public offering, the Series D Warrant was converted into a warrant to purchase 5,625 shares of Common Stock, exercisable at $3.60 per share, which were fully vested. This guaranty has since been released, and all of the Series D Warrants were exercised in 1996.


                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

     Six directors are to be elected at the Meeting, to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualify or their earlier resignation or removal. Unless such authority is withheld, it is the intention of the persons named in the enclosed proxy to vote such proxy for the election of each of the nominees named herein. If a stockholder who executes and returns a proxy fails to specify how the proxy is to be voted, the person acting under the proxy will vote such stockholder's shares for the election of each of the nominees named herein.

     If for any reason any nominee for director should become unavailable for election, the proxies may be voted for the election of a substitute designated by the Board of Directors, unless a contrary instruction is given on the proxy. The Board of Directors has no reason to believe that any of the nominees will be unavailable or unwilling to serve if elected, and all nominees have expressed an intention to serve the entire term for which election is sought.

Nominees for Election to the Board

     Derrell C. Coker, L. J. Sevin, Harvey B. Cash, Dietrich Erdmann, Jack Kilby and Charles H. Phipps have been nominated by the Board of Directors for election and currently are serving as directors of the Company.

     Derrell C. Coker, 43, the founder of the Company, has served as President, Chief Executive Officer and a director of the Company since the Company's inception in March 1989. Prior to founding the Company, Mr. Coker was employed by Dallas Semiconductor Corporation, a developer and manufacturer of electronic chips and chip-based subsystems, from 1984 to 1989, where most recently he was Vice President for Sales. Prior to that, he was co-owner of Technology Sales Co., a manufacturers' representative company, from 1982 to 1984. He also held various management, marketing and engineering related positions with Mostek Corporation, a semiconductor manufacturer, from 1973 to 1982.

     L.J. Sevin, 66, has served as a director of the Company and as Chairman of the Board since April 1989. He also serves as Chairman of the Company's Compensation and Audit Committees. Mr. Sevin also serves as a director of Proteon, Inc., a provider of data communications equipment and software, and Cyrix Corporation, a semiconductor company. Since 1981, when he co-founded the Sevin Rosen family of venture capital funds (the "Sevin Rosen Funds"), Mr. Sevin has been involved principally in venture capital financing activities. He is a general partner of the general partner of Sevin Rosen Fund II L.P. and is an advisor to and limited partner of the general partner of Sevin Rosen Fund III L.P., Sevin Rosen Fund IV L.P., and Sevin Rosen Fund V L.P., all of which are venture capital funds. Prior to founding the Sevin Rosen Funds, Mr. Sevin served for 11 years as the Chairman of the Board and Chief Executive Officer of Mostek Corporation, of which he was a co-founder. Prior to founding Mostek Corporation, Mr. Sevin was employed by Texas Instruments Incorporated, a developer and manufacturer of electrical and electronic products, in its Semiconductor Division. He holds B.S. and M.S. degrees in Electrical Engineering from Louisiana State University.

     Harvey B. Cash, 58, has served as a director of the Company since April 1989. He is also a member of the Company's Compensation and Audit Committees. Mr. Cash has been a general partner of the general partner of InterWest Partners, a venture capital fund, since 1985 and heads InterWest's Texas office. He served as the managing general partner of the general partner of the Berry Cash Southwest Partnership, a venture capital fund, from 1983 until its dissolution in December 1996. Mr. Cash also serves as Chairman of the Board of Cyrix Corporation and is a member of the boards of directors of ProNet, Inc., a paging network company, Heritage Media Corporation, an acquiror of in-store, media and other communications-related properties, Aurora Electronics, Inc., an electronics recycling and asset recovery services company, AMX Corporation, a manufacturer of integrated remote control systems and i2 Technologies, Inc., a provider of planning and scheduling of manufacturing software and related logistics software. Mr. Cash was employed by InteCom Corporation, a telecommunications company, as Vice President of Business Strategy from 1982 to 1983. He was a co-founder of Mostek Corporation. He served as Vice President of Marketing at Mostek Corporation, and its successor company, from 1969 to 1981. Mr. Cash was employed by Texas Instruments Incorporated as a marketing manager from 1964 to 1969. Mr. Cash holds a B.S. degree in Electrical Engineering from Texas A&M University and an M.B.A. from Western Michigan University.

     Dietrich Erdmann, 58, has served as a director of the Company since April 1989. Since 1983, he has been active as an international marketing consultant and independent investor in several technology start-up companies. From 1981 to 1983 he served as Vice President, Electronics Group, for United Technology Corporation, a diversified manufacturing corporation, with responsibility for European electronics strategy. From 1970 to 1981 Mr. Erdmann was employed by Mostek Corporation, where he held several positions in design, marketing and sales, including Senior Vice President of International Marketing and Sales. From 1965 to 1970, Mr. Erdmann was employed by Texas Instruments Incorporated in integrated circuit design, application and sales positions. Mr. Erdmann holds a B.S. degree in Electrical Engineering from State Engineering College in Osnabruck, Germany and an M.S. degree in Computer Sciences from Southern Methodist University.

     Jack Kilby, 73, has served as a director of the Company since April 1993. He is also a member of the Company's Compensation and Audit Committees. Since 1970, Mr. Kilby has been an independent inventor and consultant. Mr. Kilby is a member of the board of directors of Wyle Electronics, an electronics distributor. He has served as a technical advisor to Semiconductor Research Corporation, a research consortium of semiconductor manufacturers, the Houston Area Research Council and the Department of Defense. Mr. Kilby held various engineering positions at Texas Instruments Incorporated where he was employed from 1958 to 1970. He is credited with the invention of the integrated circuit in 1958 and is a named inventor on more than 50 patents. Mr. Kilby holds a B.S. degree in Electrical Engineering from the University of Illinois and an M.S. degree in Electrical Engineering from the University of Wisconsin.

     Charles H. Phipps, 70, has served as a director of the Company since February 1990. He has been affiliated with the Sevin Rosen Funds since 1987. Mr. Phipps is a general partner of the partnerships which are the general partners of Sevin Rosen Fund III L.P. and Sevin Rosen Fund IV L.P., both venture capital funds. He is currently a member of the board of directors of T/R Systems, an electrophotographic printing company, Silicon Video, a company involved in the flat panel display industry, and Xante, a company which provides specialized printer controllers for the graphic arts/publishing industry. Prior to joining the Sevin Rosen Funds, Mr. Phipps was employed by Texas Instruments Incorporated in various marketing and managerial positions from 1957 to 1986, most recently as Vice President of Marketing and Strategic Development of the Semiconductor Group, by Motorola, Inc., a diversified electronics company, from 1953 to 1956 and by General Electric Company, a diversified manufacturing company, from 1949 to 1950 in various engineering positions. He holds a B.S. degree in Electrical Engineering from Case Western Reserve University and an M.B.A. from Harvard University.

Vote Required; Recommendation of the Board of Directors

     To be elected a director, a nominee must receive the affirmative vote of the holders of a plurality of the votes cast at the Meeting.

     The Board of Directors unanimously recommends a vote FOR election of each of the nominees named herein.


                                 PROPOSAL TWO:

                   APPROVAL OF AMENDMENTS TO 1995 OPTION PLAN

     The purposes of the 1995 Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to all employees and consultants of the Company and to promote the success of the Company's business.

     Under the terms of the 1995 Option Plan, stockholders must approve an amendment to the 1995 Option Plan if, among other things, the amendment would
(i) increase the aggregate number of shares of Common Stock that may be issued pursuant to options granted under the 1995 Option Plan or (ii) materially increase the benefits accruing to holders of options under the 1995 Option Plan.

     Effective January 29, 1997, the Board of Directors amended and restated the 1995 Option Plan, subject to stockholder approval, for items as set forth in (i) and (ii) below.

     Certain other provisions of the 1995 Option Plan have also been amended for clarification purposes; however, they are not deemed material changes and are not hereby submitted to stockholders for ratification.

     (i)   Increase in Authorized Options. The Board of Directors has
           ------------------------------
           amended and restated the 1995 Option Plan, subject to stockholder approval, to increase the total number of shares of Common Stock reserved for issuance by 750,000 shares from 500,000 to 1,250,000 shares, after considering that only 4,800 shares remained issuable under the 1995 Option Plan and only 60,903 shares remained issuable under the 1989 Option Plan as of January 29, 1997. On that date, options to purchase 493,878 shares of Common Stock were outstanding under the 1995 Option Plan at a weighted average exercise price of $8.03 per share and options to purchase 737,777 shares of Common Stock were outstanding under the 1989 Option Plan at a weighted average exercise price of $3.45 per share. The increased reserved shares of Common Stock will allow management to continue using stock options to attract new personnel, to retain existing personnel, to serve as long-term incentives and to provide employees and directors with an ownership interest in the Company, which will help align their financial interests with those of the stockholders.

     (ii)  Change to grant the Compensation Committee the Flexibility it
           -------------------------------------------------------------
           has in the 1989 Option Plan. The Board of Directors has amended and
           ---------------------------
           restated the 1995 Option Plan, subject to stockholder approval, to allow the Committee to, in addition to the powers that it already has under the 1995 Option Plan, amend or modify any outstanding options (with the consent of the optionee), to accelerate or defer (with the consent of the optionee) the exercise date of any outstanding option and accelerate the option vesting schedule if, in the sole discretion of the Committee, the acceleration of such vesting schedule would be in the best interest of the Company.

     A copy of the 1995 Option Plan and all amendments thereto is included herein as Exhibit A. A summary of certain provisions of the 1995 Option Plan,
          ---------
as amended is described above. Such summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the 1995 Option Plan.

Certain Federal Income Tax Matters

     Under current law, the Federal income tax consequences to an individual and to the Company with regard to the grant and exercise of an ISO generally will, under current law, be as follows:

     An individual will not recognize any income upon the grant or exercise of an ISO. If the individual does not dispose of the Common Stock acquired pursuant to the exercise of an ISO until at least two years after the date the ISO is granted and at least one year after exercise of the ISO, the individual will recognize long-term capital gain upon the sale of the Common Stock in an amount equal to the excess, if any, of his or her selling price for the Common Stock over the option exercise price. In such case, the Company will not be entitled to any tax deduction resulting from the issuance or sale of the Common Stock. If the individual disposes of the Common Stock acquired pursuant to the exercise of an ISO prior to the expiration of either two years from the date the ISO is granted or one year from the date the ISO is exercised, any gain realized will be taxable at such time as follows: (a) as ordinary income to the extent of the difference between the option exercise price and the lesser of the fair market value of the Common Stock on the date the ISO was exercised or the amount realized from such disposition, and (b) as capital gain to the extent of any excess of the amount realized from such disposition over the fair market value on the date of exercise, which gain shall be treated as short-term capital gain. In such case, the Company may claim an income tax deduction (as compensation) for the amount taxable to an individual as ordinary income.

     In general, the difference between the fair market value of the Common Stock at the time the ISO is exercised and the option exercise price will constitute an item of adjustment for the optionee, for purposes of determining alternative minimum taxable income, and under certain circumstances may be subject, in the year in which the option is exercised, to the alternative minimum tax.

     If an individual uses Common Stock which he or she owns to pay, in whole or in part, the exercise price for Common Stock acquired pursuant to an ISO, (a) the holding period for the newly issued Common Stock equal in value to the old Common Stock which was surrendered upon the exercise shall include the period during which the old Common Stock was held, (b) the individual's basis in such newly issued Common Stock will be the same as his or her basis in the old Common Stock surrendered and (c) no gain or loss will be recognized by the individual on the old Common Stock surrendered. However, if an employee uses Common Stock previously acquired pursuant to the exercise of an ISO to pay all or part of the exercise price under an ISO, such tender will constitute a disposition of such previously acquired Common Stock for purposes of the one-year (or two-year) holding period requirement applicable to such ISO and such tender may be treated as a taxable exchange.

     The Federal income tax consequences to an individual who receives NQSOs and to the Company generally will, under current law, be as follows:

     An individual will not recognize any income at the time the NQSO is granted. Generally, an individual will recognize ordinary income, at the time the NQSO is exercised, in a total amount equal to the excess of the then fair market value of the Common Stock acquired over the exercise price. However,
Section 83 of the Code provides that, if an employee receives Common Stock subject to a substantial risk of forfeiture (e.g., vesting requirements) or if a director, officer or principal stockholder (i.e., an owner of more than ten percent of the outstanding Common Stock) receives shares of Common Stock pursuant to the exercise of a NQSO, he or she is not required to recognize any income until the Common Stock is no longer subject to a substantial risk of forfeiture or the date on which such shares can be sold at a profit without liability under Section 16(b) of the Exchange Act, respectively. At such time, the employee or director, officer or principal stockholder will recognize income equal to the amount by which the then fair market value of the Common Stock acquired pursuant to the exercise of such NQSO exceeds the price paid for such Common Stock. Alternatively, an employee or director, officer or principal stockholder who would not otherwise be taxed at the time the shares of Common Stock are received may file a written election, within 30 days of such receipt, with the Internal Revenue Service, to be taxed as of the date of receipt on the difference between the then fair market value of the Common Stock and the price paid for such Common Stock.

     All income realized upon the exercise of a NQSO will be taxed as ordinary compensation income, subject to withholding. The Company will be entitled to a tax deduction (as compensation) for the amount taxable to an individual upon the exercise of a NQSO, as described above, in the same year as those amounts are taxable to the individual.

     Common Stock issued pursuant to the exercise of a NQSO generally will constitute a capital asset in the hands of an individual and will be eligible for capital gain or loss treatment upon any subsequent disposition. The holding period of such individual will commence upon the date he or she recognizes income with respect to the issuance of such Common Stock, as described above. The individual's basis in the Common Stock will be equal to the greater of his or her fair market value as of that date or the amount paid for such Common Stock. If, however, an individual uses Common Stock which he or she owns to pay, in whole or in part, the exercise price for Common Stock acquired pursuant to the exercise of a NQSO, (a) the holding period for the newly issued Common Stock equal in value to shares of the old Common Stock which were surrendered upon the exercise shall include the period during which the old Common Stock was held, (b) the individual's basis in such newly issued Common Stock will be the same as his or her basis in the surrendered Common Stock, (c) no gain or loss will be realized by the individual on the old Common Stock surrendered, and (d) the individual will realize ordinary compensation income in an amount equal to the fair market value of the additional number of shares of Common Stock received over and above the number of shares of old Common Stock surrendered.

     In addition to the Federal income tax consequences discussed above, Section 280G of the Code provides that if an officer, stockholder or highly compensated individual receives a payment which is in the nature of compensation and which is contingent upon a change in control of the employer, and such payment equals or exceeds three times his or her "base salary" (as defined below), then any amount received in excess of base salary shall be considered an "excess parachute payment." An individual's "base salary" is equal to his or her average annual compensation over the five-year period (or period of employment, if shorter) ending with the close of the individual's taxable year immediately preceding the taxable year in which the change in control occurs. If the taxpayer establishes, by clear and convincing evidence, that an amount received is reasonable compensation for past or future services, all or a portion of such amount may be deemed not to be an excess parachute payment. If any payments made under the Option Plans in connection with a change in control of the Company constitute excess parachute payments with respect to any individual (and such payments are not reduced or eliminated pursuant to the terms of the Option Plans), then in addition to any income tax which would otherwise be owed on such payment, the individual will be subject to an excise tax equal to 20% of such excess parachute payment and the Company will not be entitled to any tax deduction to which it otherwise would have been entitled with respect to such excess parachute payment.

     Section 280G provides that payments made pursuant to a contract entered into within one year of the change in control are presumed to be parachute payments unless the individual establishes, by clear and convincing evidence, that such contract was not entered into in contemplation of a change in control. In addition, the General Explanation of the Tax Reform Act of 1984 prepared by the Staff of the Joint Committee on Taxation indicates that the grant of an option within one year of the change in control or the acceleration of an option because of a change in control may be considered a parachute payment, in an amount equal to the value of the option or the value of the accelerated portion of the option, as the case may be. Pursuant to proposed regulations issued by the Treasury Department under Section 280G, the acceleration of a NQSO because of a change in control is considered a parachute payment in an amount equal to the value of the accelerated portion of the NQSO. Even if the grant of an option within one year of the change in control or the acceleration of an option is not a parachute payment for purposes of Section 280G, the exercise of an option granted within one year of the change in control or the exercise of the accelerated portion of an option may result in a parachute payment, in an amount equal to the excess of the fair market value of the Common Stock received upon exercise of the option over the exercise price. Payments received for the cancellation of an option because of a change in control may also result in parachute payments.

     Under Section 162(m) of the Code, publicly held companies may not deduct compensation for certain employees to the extent that such compensation exceeds $1 million for the taxable year. The $1 million limitation applies to the Company's Chief Executive Officer and the four most highly compensated officers other than the Chief Executive Officer. Compensation which is performance based (as defined in the Code and rules and regulations thereunder), however, is not counted as subject to the deductibility limitation of Section 162(m). The options under the Option Plans may not qualify as performance-based compensation and, therefore, the compensation expense incurred by the Company with respect to the options may not be exempt from the limitations of Section 162(m).

     The foregoing summary with respect to Federal income taxation does not purport to be complete and reference is made to the applicable provisions of the Code.

Vote Required; Recommendation of the Board of Directors

     The affirmative vote of a majority of the votes cast is required for the adoption of the proposal to approve the above-referenced amendments to the 1995 Option Plan.

     The Board of Directors unanimously recommends that stockholders vote FOR the adoption of the proposal to approve the above-referenced amendments to the 1995 Option Plan.


                             STOCKHOLDER PROPOSALS

     Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Commission. Should a stockholder intend to present a proposal at the Company's 1998 Annual Meeting of Stockholders, it must be received by the Secretary of the Company, 17919 Waterview Parkway, Dallas, Texas 75252, not later than November 11, 1997, to be included in the Company's proxy statement and form of proxy relating to that meeting.


                            SOLICITATION PROCEDURES

     The Company has engaged Boston EquiServe, L.P. ("Boston EquiServe") to act as the Company's transfer agent, registrar and proxy solicitor for the Company's annual meeting for a fixed monthly administrative fee. No additional fee is charged by Boston EquiServe specifically for assisting the Company in soliciting proxies for the Meeting, but the Company does reimburse Boston EquiServe for reasonable out of pocket expenses. In addition, officers and regular employees of the Company, without extra compensation, may solicit the return of proxies by mail, telephone, telegram or personal interview. Certain holders of record, such as brokers, custodians and nominees, are being requested to distribute proxy materials to beneficial owners and to obtain such beneficial owners' instructions concerning the voting of proxies.

     The cost of solicitation of proxies pursuant to this Proxy Statement (including the cost of reimbursing banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy soliciting material to beneficial owners) will be paid by the Company.

                                  INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed Ernst & Young LLP as the Company's independent auditors for 1997. Ernst & Young LLP, a certified public accounting firm, has served as the Company's independent auditors since 1989.

     Representatives of Ernst & Young LLP are expected to be present at the Meeting to respond to appropriate questions and to make such statements as they may desire.


                                 MISCELLANEOUS

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1996 has previously been sent or is concurrently being sent to stockholders of the Company. The Annual Report to Stockholders is not part of the proxy solicitation materials.

     The information set forth in this Proxy Statement under the captions "Compensation Committee Report on Executive Officer Compensation" and "Executive Compensation -- Performance Graph" shall not be deemed to be (i) incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, except to the extent that in any such filing the Company expressly so incorporates such information by reference, and (ii) "soliciting material" or to be "filed" with the Commission.

     Where information contained in this Proxy Statement rests particularly within the knowledge of a person other than the Company, the Company has relied upon information furnished by such person or contained in filings made by such person with the Commission.

                              By Order of the Board of Directors



                              /s/ Reginald B. McHone
                              Reginald B. McHone
                              Vice President, Finance and Administration, Chief Financial Officer and Corporate Secretary

                                                                       EXHIBIT A

                        BENCHMARQ MICROELECTRONICS, INC.

                        1995 FLEXIBLE STOCK OPTION PLAN
                  (Amended and Restated as of March 11, 1997)

                                       I
                        Purpose of Plan; Administration
                        -------------------------------

  1.1  Purpose.  The purpose of the BENCHMARQ Microelectronics, Inc. 1995
       -------
Flexible Stock Option Plan (the "Plan") is to strengthen BENCHMARQ Microelectronics, Inc. (the "Company") by providing a means of retaining and attracting competent personnel by extending to participating officers, employees, directors and consultants (as defined in Section 1.3) of the Company, or of a Parent or Subsidiary (as defined herein) of the Company, added long-term incentives for high levels of performance and for unusual efforts designed to improve the financial performance of the Company. It is intended that this purpose be achieved through the opportunity for ownership of shares of the common stock, par value $.001 per share, of the Company (the "Stock") and the benefits of stock appreciation offered under the Plan. It is further intended that pursuant to this Plan the Committee (as defined in Section 1.2) may grant either incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options. As used herein, the term "Parent" will be deemed to have the meaning set forth in
Section 424(e) of the Code and the term "Subsidiary" will be deemed to have the meaning set forth in Section 424(f) of the Code.

  1.2  Administration.  The Plan shall be administered by the Compensation
       --------------
Committee (the "Committee") established by the Board of Directors of the Company (the "Board"). Such Committee shall be comprised of two (2) or more directors, each of whom shall be "non-employee directors," as defined in Rule 16b-3, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  Subject to the express provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan, to define the terms used in the Plan, to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, to determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment or other service for purposes of the Plan to amend or modify any outstanding option (with the consent of the Optionee (as defined herein)), to accelerate or defer the exercise date of any outstanding option (with the consent of the Optionee), and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on all matters referred to in this Plan shall be conclusive. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction under the Plan.

  Subject to the express provisions of the Plan, the Committee shall determine from the eligible class those individuals to whom incentive stock options or nonqualified stock options under the Plan shall be granted (the "Optionees"), the terms and provisions (which need not be identical) of the respective agreements (the "Option Agreements") evidencing such options, the time at which options shall be granted, and the number of shares of Stock subject to each option.

  1.3  Participation.  Officers, employees, directors and consultants of the
       -------------
Company or any Parent or Subsidiary of the Company shall be eligible for selection to participate in the Plan upon approval by the Committee; provided, however, that only those individuals who are employed by the Company or a Parent or Subsidiary of the Company shall be eligible to receive incentive stock options. For purposes of the Plan, the term "consultant" shall mean any person or entity who or which is engaged by the Company or a Parent or Subsidiary of the Company to render consulting services and is compensated for such consulting services.

  1.4  Stock Subject to the Plan.  Subject to adjustment as provided in Section
       -------------------------
3.1 hereof, the shares to be offered under the Plan shall be treasury shares or shares of the Company's authorized but unissued Stock. The aggregate number of shares of Stock to be issued upon exercise of all options granted under the Plan shall not exceed 1,247,576 shares (after giving effect to all exercises of options prior to March 11, 1997), subject to adjustment as set forth in Sections
3.1 hereof. The aggregate number of shares of Stock to be issued to any individual within any calendar year shall not exceed 100,000 shares. If any option granted hereunder shall lapse or terminate for any reason without having been fully exercised, the shares subject thereto shall again be available for purposes of the Plan.

  1.5  Restrictions on Exercise.  No options granted hereunder may be exercised
       ------------------------
and no shares of Stock issuable upon exercise of such options may be transferred unless and until the Committee determines that such exercise/transfer will be made in compliance with all applicable laws, rules and regulations, including, without limitation, applicable securities laws, rules and regulations and the rules and regulations of any securities exchange or automated transaction reporting system on which the securities of the Company are listed or admitted to trading. The Company does not have any obligation to take any action to register or qualify shares of Stock pursuant to applicable securities laws or to perfect an exemption from such registration/qualification requirements. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares of Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Stock if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

                                       II
                                 Stock Options
                                 -------------

  2.1  Grant and Option Price.   The Committee may grant one or more options to
       ----------------------
any eligible individual. Options granted under the Plan shall be granted within ten (10) years from the earlier of the date the Plan is adopted by the Board or approved by the stockholders of the Company, and such options may be intended to qualify as Incentive Stock Options (as hereinafter defined), or the Committee may in its discretion grant nonqualified stock options under the Plan. All options shall be subject to the terms and conditions set forth in the Plan and such other terms and conditions established by the Committee as are not inconsistent with the purposes and provisions of the Plan.

  Except as otherwise provided herein, the purchase price of the Stock covered by each option shall be determined by the Committee and set forth in the Option Agreement, but as to Stock covered by an Incentive Stock Option the purchase price shall not be less than 100% of the Fair Market Value (as such term is defined in this Section 2.1) of such Stock on the date of the grant of the option. Notwithstanding the foregoing, the purchase price of Stock covered by an Incentive Stock Option granted to any individual who owns or is deemed to own more than 10% of the total combined voting power and value of all classes of stock of the Company, its Parent, if any, or a Subsidiary, shall not be less than 110% of the Fair Market Value (as such term is defined in this Section 2.1) of such Stock on the date of the grant of the option. For purposes of the Plan, the term "Fair Market Value" on any date shall mean (i) if the Stock is listed or admitted to trade on a national securities exchange, the closing price of the Stock on the Composite Tape, as published in the Wall Street Journal, of the principal national securities exchange on which the Stock is so listed or admitted to trade, on such date or, if there is no trading of the Stock on such date, then the closing price of the Stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the Stock is not listed or admitted to trade or a national securities exchange, then the closing price of the Stock as quoted on the National Market System of the National Association of Securities Dealers, Inc. ("NASD"); (iii) if the Stock is not listed or admitted to trade on a national securities exchange or the National Market System of the NASD, the mean between the bid and asked price for the Stock on such date, as furnished by the NASD through NASDAQ or a similar organization if NASDAQ is no longer reporting such information; or (iv) if the Stock is not listed or admitted to trade on a national securities exchange or the National Market System of the NASD and if bid and asked prices for the Stock are not so furnished by the NASD or a similar organization, the values established by the Committee for purposes of granting options under the Plan.
In addition to the above rules, Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

  2.2  Stock Option Agreement.  Subject to the provisions of Section 1.2 hereof,
       ----------------------
each option granted pursuant to the Plan shall be evidenced by a Stock Option Agreement in substantially the form of Exhibit "A" or "B" attached hereto and incorporated fully herein by reference (each, an "Option Agreement"). Exhibit "A" shall be used whenever such option is intended to be an "incentive stock option" within the meaning of Section 422 of the Code ("Incentive Stock Option"). Exhibit "B" shall be used whenever such option is intended to be a nonqualified stock option, as determined in the sole and absolute discretion of the Committee.

  2.3  Option Period.  Except as otherwise provided herein, each option and all
       -------------
rights or obligations thereunder shall expire on such date as the Committee shall determine (the "Expiration Date"), but not later than the tenth anniversary of the date on which the option is granted, and shall be subject to earlier termination as hereinafter provided. Notwithstanding the foregoing, the Expiration Date of an Incentive Stock Option granted to any individual who owns or is deemed to own more than 10% of the total combined voting power and value of all classes of stock of the Company, its Parent, if any, or a Subsidiary, shall be a date which is not later than the fifth anniversary of the date on which the option is granted, and shall be subject to earlier termination as hereinafter provided.

  2.4  Terms of Options.  Each option granted under this Plan by its terms shall
       ----------------
require the officer, employee, director or consultant granted such option to remain in the continuous employ or service of the Company or of a Parent or Subsidiary of the Company for such period of time, if any, from the date of grant of such option before the right to exercise any part of the option will accrue as the Committee may determine at the time of granting such option.

  2.5  Exercise of Options.  Each option shall become exercisable and the total
       -------------------
number of shares of Stock subject thereto shall be as the Committee shall determine, as set forth in the Option Agreement evidencing such option. The purchase price of the Stock purchased upon exercise of an option shall be paid in full in cash or by check at the time of each exercise of an option or by such other consideration as may be provided for in the Option Agreement by the Committee; provided, however, that if the Option Agreement so provides and upon receipt of all regulatory approvals, the person exercising the option may deliver, in payment of a portion or all of the purchase price, shares of Stock, including a multiple series of exchanges of such Stock, which shall be valued at the Fair Market Value of such Stock on the date of exercise of the option. No options shall be exercisable except in respect of whole shares of Stock.

  2.6  Nontransferability of Options.  An option granted under the Plan shall,
       -----------------------------
by its terms, be nontransferable by the Optionee other than by will or by the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee or by the Optionee's duly appointed guardian or personal representative.

  2.7  Termination of Relationship.
       ---------------------------

       (a) If the employment or other service of the Optionee is terminated for any reason other than (i) Disability (as hereinafter defined) of the Optionee, or (ii) death of the Optionee, an option (to the extent otherwise exercisable on the date of such termination) shall be exercisable by the Optionee at any time prior to the Expiration Date of the option or within thirty (30) days after the date of such termination of employment or other service, whichever is the shorter period.

       (b) If the Optionee's employment or other service is terminated by reason of the Optionee's Disability, an option (to the extent otherwise exercisable on the date of the Optionee's termination of employment or other service by reason of Disability) shall be exercisable by the Optionee at any time prior to the Expiration Date of the option or within twelve (12) months after the date of such termination, whichever is the shorter period. As used herein, the term "Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The determination of whether or not an Optionee's employment or service is terminated by reason of Disability shall be in the sole and absolute discretion of the Committee. An individual shall not be considered Disabled unless he furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may require.

       (c) If an Optionee dies while in the employ or other service of the Company or of a Parent of Subsidiary of the Company, the option shall be exercisable (to the extent otherwise exercisable on the date of the death of such Optionee) by the person or persons entitled to do so under the Optionee's will, or, if the Optionee shall fail to make testamentary disposition of said option or shall die intestate, by the Optionee's legal representative or representatives, at any time prior to the Expiration Date of the option or within twelve (12) months after the date of such death, whichever is the shorter period.

       (d) If an Optionee dies within thirty (30) days after his termination of employment or other service, or within the twelve-month period described in subsection (b) above, an option shall be exercisable (to the extent otherwise exercisable on the date of such termination) by the person or persons entitled to do so under the Optionee's will, or, if the Optionee shall fail to make testamentary disposition of said option or shall die intestate, by the Optionee's legal representative or representatives, at any time prior to the Expiration Date of the option or within three (3) months after the date of death, whichever is the shorter period.

  2.8  Issuance of Stock Certificates.  Upon exercise of an option, but subject
       ------------------------------
to the provisions of Section 3.6 of this Plan, the person exercising the option shall be entitled to one (1) stock certificate evidencing the shares of Stock acquired upon such exercise; provided, however, that any person who tenders shares of Stock in payment of a portion or all of the purchase price of Stock purchased upon exercise of the option shall be entitled to receive a separate certificate representing the number of shares purchased in consideration of the tender of such Stock.

  2.9  Limitation on Grant of Incentive Stock Options.  The aggregate Fair
       ----------------------------------------------
Market Value (determined at the time the option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all such plans of the individual's employer and its Parent or Subsidiary) shall not exceed $100,000. In the event the limits of this Section 2.9 would otherwise be exceeded, the Optionee may still exercise his option, but such option, to the extent of such excess, shall be deemed to be a nonqualified stock option.

  2.10 Other Limitations.  The Board shall impose any other limitations on the
       -----------------
terms and conditions of Incentive Stock Options granted under the Plan required in order that such options qualify as Incentive Stock Options as that term is defined in Section 422 of the Code.

  2.11 "Stand-Off" Agreement.  By exercising an option granted under the Plan,
       ---------------------
each Optionee will be deemed to have agreed for a period of time (not to exceed 90 days, but up to 270 days if approved by a majority of the Board) from the effective date of any registration (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), is applicable) of securities of the Company (upon request of the Company or of the underwriters managing any underwritten offering of the Company's securities) not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Stock received upon exercise of an option or any shares of Stock covered by an option granted under the Plan, other than shares of Stock included in the registration, without the prior written consent of the Company or such underwriters, as the case may be.

  2.12 Vesting and Exercise of Vested Options.  Each option granted pursuant to
       --------------------------------------
the Plan may only be exercised to the extent that the Optionee is vested in such option. Each option shall vest separately in accordance with the option vesting schedule determined by the Committee, which will be incorporated into the Option Agreement entered into between the Company and such Optionee. The option vesting schedule may be accelerated if, in the sole discretion of the Committee, the acceleration of the option vesting schedule would be in the best interests of the Company.

                                      III
                                Other Provisions
                                ----------------

  3.1  Adjustments Upon Changes in Capitalization or Merger.  Subject to any
       ----------------------------------------------------
required action by the stockholders of the Company, the number of shares of Stock covered by each outstanding option, and the aggregate number of shares of Stock which have been authorized for issuance under the Plan, as well as the exercise price per share of Stock covered by each such outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a stock split or the payment of a stock dividend with respect to the Stock or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an option.

  In the event of the dissolution or liquidation of the Company, each Option shall terminate as of a date to be fixed by the Committee; provided, however, that not less than thirty (30) days' written notice of the date so fixed shall be given to each Optionee. During such period each option which has not previously been terminated, exercised or cancelled will fully vest and become exercisable (subject to the expiration of the term of such option), notwithstanding the vesting schedule set forth in the Option Agreement evidencing the grant of such option or any performance based restriction. Upon the date fixed by the Committee, any unexercised option shall terminate and be of no further effect.

  If a Corporate Transaction (as hereinafter defined) is consummated and immediately following the consummation of such Corporate Transaction the persons who were holders of shares of Stock immediately prior to the consummation of such Corporate Transaction do not receive any securities or other property ("Corporate Transaction Consideration") as a result of such Corporate Transaction and continue to hold solely the shares of Stock held by them immediately prior to the consummation of such Corporate Transaction, the options will remain outstanding and will continue in full force and effect (without any modification) following the consummation of such Corporate Transaction.

  If a Corporate Transaction is consummated and immediately following the consummation of such Corporate Transaction the persons who were holders of shares of Stock immediately prior to the consummation of such Corporate Transaction do receive Corporate Transaction Consideration as a result of such Corporate Transaction or do not continue to hold solely the shares of Stock held by them immediately prior to the consummation of such Corporate Transaction, the terms and conditions of the options will be modified as follows:

     (i) If the documentation pursuant to which a Corporate Transaction will be consummated provides for the assumption by the entity issuing Corporate Transaction Consideration to the persons who were the holders of shares of Stock immediately prior to the consummation of such Corporate Transaction of the options granted pursuant to the Plan without any modification or amendment (other than Permitted Modifications (as hereinafter defined)), such options will remain outstanding and will continue in full force and effect, subject to the Permitted Modifications, following the consummation of such Corporate Transaction.

     (ii) If the documentation pursuant to which a Corporate Transaction will be consummated does not provide for the assumption by the entity issuing Corporate Transaction Consideration to the persons who were the holders of shares of Stock immediately prior to the consummation of such Corporate Transaction of the options granted pursuant to the Plan without any modification or amendment (other than Permitted Modifications), all vesting restrictions (performance based or otherwise) will accelerate and the holders of such options may (subject to the expiration of the term of such options) exercise such options without regard to such vesting restrictions during the ten (10) day period immediately preceding the consummation of such Corporate Transaction. For purposes of the immediately preceding sentence, all performance based goals will be deemed to have been satisfied in full. The Company will provide each Optionee with reasonable notice of the termination of such vesting restrictions and the impending termination of such options. Upon the consummation of such a Corporate Transaction, all unexercised options will automatically terminate and cease to be outstanding.

As used herein, the term "Corporate Transaction" will be deemed to mean any sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation. As used herein, the term "Permitted Modifications" will be deemed to mean any modification of an option which is made in connection with a Corporate Transaction and which provides that subsequent to the consummation of the Corporate Transaction (i) the exercise price of such option will be proportionately adjusted to reflect the exchange ratio applicable to the particular Corporate Transaction and/or (ii) the nature and amount of consideration to be received upon exercise of the option will be the same (on a per share basis) as was received by persons who were holders of shares of Stock immediately prior to the consummation of the Corporate Transaction.

  Notwithstanding the foregoing, in the event of the consummation of a Corporate Transaction in which a Change in Control (as hereinafter defined) occurs, all vesting restrictions (performance based or otherwise) applicable to options will accelerate and the holders of such options may (subject to the expiration of the term of such options) exercise such options without regard to such vesting restrictions. For purposes of the immediately preceding sentence, all performance based goals will be deemed to have been satisfied in full. As used herein, the term "Change in Control" will be deemed to mean (i) a merger of the Company with or into another corporation is consummated, other than a merger that would result in the holders of voting securities of the Company outstanding immediately prior thereto owning (directly or indirectly) not less than fifty percent (50%) of the combined voting power of the voting securities of the surviving or resulting entity outstanding immediately after such merger or (ii) an agreement for the sale or other disposition of all or substantially all of the Company's assets (evaluated on a consolidated basis, without regard to whether the sale or disposition is effected via a sale or disposition of assets of the Company, the sale or disposition of the securities of one or more Subsidiaries of the Company or the sale or disposition of the assets of one or more Subsidiaries of the Company) is consummated.

  3.2  Continuation of Employment.  Nothing contained in the Plan (or in any
       --------------------------
option granted pursuant to the Plan) shall confer upon any Optionee any right to continue in the employ or other service of the Company or any Parent or Subsidiary or constitute any contract or agreement of employment or interfere in any way with the right of the Company or any Parent or Subsidiary to reduce any person's compensation from the rate in existence at the time of the granting of an option or to terminate such person's employment or other service. Nothing contained herein or in any Option Agreement shall affect any other contractual rights of an employee.

  3.3  Withholding.  The Company or the Parent or any Subsidiary of the Company
       -----------
shall have the right to deduct any sums that the Committee reasonably determines that federal, state or local tax law requires to be withheld with respect to the exercise of any option or as otherwise may be required by those laws. The Company or the Parent or any Subsidiary of the Company may require as a condition to issuing shares of Stock upon exercise of an option that the Optionee or other person exercising the option pay any sums that federal, state or local tax law requires to be withheld with respect to the exercise. Neither the Company nor the Parent or any Subsidiary of the Company shall be obligated to advise any Optionee of the existence of the tax or the amount which the employer corporation will be so required to withhold. Upon the exercise of a nonqualified stock option, if tax withholding is required, an Optionee may, with the consent of the Committee, have shares of Stock withheld ("Share Withholding") by the Company from the shares of Stock otherwise to be received; provided, that if the Optionee is subject to the provisions of Section 16 under
--------
the Exchange Act, no Share Withholding shall be permitted unless such transaction complies with the requirements of Rule 16b-3 promulgated under the Exchange Act. The number of shares so withheld should have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

  3.4  Amendment and Termination.  The Board may at any time suspend or
       -------------------------
terminate the Plan and may, with the consent of the holder of an option, make such modifications of the terms and conditions of such holder's option as it shall deem advisable. No option may be granted during any suspension of the Plan or after such termination. The amendment, suspension or termination of the Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

  The Board may at any time amend the Plan as it shall deem advisable without further action on the part of the stockholders of the Company; provided, that
                                                               --------
the Board may not amend any provision of the Plan relating to the amount and price of Stock subject to the option granted hereunder or the timing of grants hereunder more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder; and provided further, that any amendment to the Plan must be
                -------- -------
approved by the stockholders of the Company, if the amendment would (i) increase the aggregate number of shares of Stock which may be issued pursuant to options granted under the Plan; (ii) change the minimum option price; (iii) increase the maximum terms of options provided for herein; (iv) materially modify the requirements as to eligibility for participation in the Plan;

(v) remove the administration of the Plan from the Committee; or (vi) materially increase the benefits accruing to holders of options under the Plan.

  Notwithstanding the above, the Committee may grant to an Optionee, if he is otherwise eligible, additional options or, with the consent of the Optionee, may grant a new option in lieu of an outstanding option, at a price and for a term which in any respect is greater or less than that of the earlier option, subject to the general limitations of Article II hereof.

  3.5  Time of Grant and Exercise.  The granting of an option pursuant to the
       --------------------------
Plan shall take place at the time of the Committee's action, as described in
Section 2.1 hereof; provided, however, that if the appropriate resolutions of the Committee indicate that an option is to be granted as of and at some future date, the date of grant shall be such future date. In the event action by the Committee is taken by written consent of its members, the action by the Committee shall be deemed to have been taken at the time the last member required for a valid action of the Committee signs the consent.

  An option shall be deemed to be exercised when the Secretary of the Company receives written notice of such exercise from the person entitled to exercise the option together with payment of the purchase price made in accordance with
Section 2.5 of this Plan.

  3.6  Privileges of Stock Ownership; Non-Distributive Intent.  The holder of an
       ------------------------------------------------------
option shall not be entitled to the privileges of ownership as to any shares of Stock not actually issued and delivered to the holder. Upon exercise of an option for Stock at a time when there is not in effect under the Act a registration statement relating to the shares of Stock issuable upon exercise thereof or not available for delivery a prospectus, the holder of the option shall represent and warrant in writing to the Company that, inter alia, the
                                                            ----- ----
shares of Stock purchased are being acquired for investment and not with a view to the resale or distribution thereof. No shares of Stock shall be issued upon the exercise of any option unless and until there shall have been compliance with any then applicable requirements of the Securities and Exchange Commission (the "Commission"), other regulatory agencies having jurisdiction and any exchanges or automated quotation systems upon which securities subject to the option may be listed or admitted to trading.

  3.7  Effective Date of the Plan.  The Plan shall be effective upon approval by
       --------------------------
the affirmative vote of the holders of a majority of the outstanding shares of Stock present and entitled to vote at a meeting duly held or by the written consent of the holders of a majority of the shares of Stock entitled to vote.

  3.8  Expiration.  Unless previously terminated by the Board, the Plan shall
       ----------
expire at the close of business on the date which is the last day of the ten
(10) year period beginning on the date on which the stockholders approve the Plan, and no option shall be granted under it thereafter, but such expiration shall not affect any option theretofore granted.

  3.9  Governing Law.  The Plan and the options issued hereunder shall be
       -------------
governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts made and performed within that State.

  3.10 No Liability for Good Faith Determinations.  Neither the members of the
       ------------------------------------------
Board nor any member of the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any option granted under it.

  3.11 Execution of Receipts and Releases.  Any payment or any issuance or
       ----------------------------------
transfer of shares of Stock to the Optionee, or to his legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Board may require any Optionee, legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

  3.12 Company Records.  Records of the Company or any Parent or Subsidiary of
       ---------------
the Company regarding the Optionee's period of employment or other service, termination of employment or other service and the reason therefor, leaves of absence, re-employment and other matters shall be conclusive for all purposes hereunder, unless determined by the Board to be incorrect.

  3.13 Information.  The Company or any Parent or Subsidiary of the Company
       -----------
shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished all of the information or documentation which is necessary or required by the Board or the Committee to perform its duties and functions under the Plan.

  3.14 No Liability of Company.  The Company assumes no obligation or
       -----------------------
responsibility to the Optionee or his personal representatives, heirs, legatees or distributees for any act of, or failure to act on the part of, the Board or the Committee.

  3.15 Company Action.  Any action required of the Company shall be by
       --------------
resolution of its Board or by a person authorized to act by Board resolution.

  3.16 Severability.  In the event any provision of this Plan shall be held to
       ------------
be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

  3.17 Notice.  Whenever any notice is required or permitted hereunder, such
       ------
notice must be in writing and personally delivered or sent by mail. Except as otherwise provided in Section 3.5 of this Plan, any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered or, whether actually received or not, on the third
(3rd) business day after it is deposited in the United States mail, certified or registered, postage pre-paid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or an Optionee may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until it is changed in accordance herewith, the Company and each Optionee shall specify as its and his address for receiving notices the address set forth in the Option Agreement pertaining to the shares to which such notice relates.

  3.18 Waiver of Notices.  Any person entitled to notice hereunder may waive
       -----------------
such notice.

  3.19 Successors.  The Plan shall be binding upon the Optionee, his heirs,
       ----------
legatees and legal representatives, upon the Company, its successors and assigns and upon the Board and its successors.

  3.20 Headings.  The titles and headings of sections and paragraphs are
       --------
included for convenience of reference only and are not to be considered in construction of the provisions hereof.

  3.21 Word Usage.  Words used in the masculine shall apply to the feminine
       ----------
where applicable and, wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

PROXY

                                 DETACH HERE

                       BENCHMARQ MICROELECTRONICS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned security holder of BENCHMARQ Microelectronics, Inc., a Delaware corporation, hereby appoints Reginald B. McHone and R. Scott Schaefer, and each of them, with full power of substitution, to represent and to vote on behalf of the undersigned all securities which the undersigned is entitled to cast at the Annual Meeting of Stockholders scheduled to be held on Wednesday, April 16, 1997, at 9:30 A.M., local time, at the Omni Richardson Hotel, 701
East Campbell Road, Richardson, Texas 75081 and at any adjournments thereof, hereby revoking all proxies heretofore given with respect to such securities (i) upon the matters described in the Notice of Annual Meeting of Stockholders and related Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged), and (ii) with respect to any other business that may properly come before such Annual Meeting.

   The securities represented by this Proxy will be voted as specified on the reverse side, but if no specification is made, the Proxies named above intend to vote the securities at their discretion FOR the election of the nominees listed
                                        ---
in Proposal 1, FOR Proposal 2 to approve certain amendments to the BENCHMARQ
               ---
Microelectronics, Inc. 1995 Flexibile Stock Option Plan and otherwise at the discretion of the Proxies.

                                                                     -----------
                                                                     SEE REVERSE
          (Continued and to be dated and signed on the reverse side)     SIDE
                                                                     -----------

                                  DETACH HERE


[X] Please mark
    votes as in
    this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW AS DIRECTORS, FOR THE PROPOSAL TO APPROVE CERTAIN AMENDMENTS TO THE BENCHMARQ MICROELECTRONICS, INC. 1995 FLEXIBLE STOCK OPTION PLAN AND OTHERWISE AT THE DISCRETION OF THE PROXIES.

1. Election of Directors
Nominees: Mr. Derrell C. Coker, Mr. L.J. Sevin,
Mr. Harvey B. Cash, Mr. Dietrich Erdmann,
Mr. Jack Kilby, Mr. Charles H. Phipps

                [_]  FOR    [_] WITHHELD
                     ALL          FROM
                   NOMINEES     NOMINEES

[_]__________________________________________
   For all nominees except for as noted above



Signature ______________________________ Date _____________________________


                                         FOR    AGAINST   ABSTAIN
2. To approve certain amendments to      [_]      [_]       [_]
   the BENCHMARQ Microelectronics.
   Inc. 1995 Flexible Stock Option Plan

3. In their discretion upon such other matters as properly come before the meeting.



     MARK HERE                       MARK HERE
    FOR ADDRESS   [_]               IF YOU PLAN  [_]
    CHANGE AND                       TO ATTEND
    NOTE AT LEFT                    THE MEETING


IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE DATE, SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership please sign in partnership name by authorized person. (Only one signature is required in the case of securities registered in the name of two or more persons.)

Signature ______________________________ Date _____________________________